                                                                       EXHIBIT 3


                          NORTHGATE EXPLORATION LIMITED
                                  FORM OF PROXY

     THIS PROXY IS SOLICITED BY THE MANAGEMENT OF NORTHGATE EXPLORATION LIMITED (THE "CORPORATION") FOR THE ANNUAL AND EXTRAORDINARY GENERAL MEETING (THE "MEETING") OF SHAREHOLDERS OF THE CORPORATION TO BE HELD ON MAY 9, 2003.

     The undersigned as registered holder of common shares of the Corporation hereby appoints Terrence A. Lyons, the Chairman of the Board and a director of the Corporation, or failing him, Kenneth G. Stowe, the President and Chief Executive Officer and a director of the Corporation, or _______________________, as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the Meeting and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same power as if the undersigned was present at the Meeting or any adjournment or adjournments thereof, provided however that, without limiting the general authorization and power hereby given, the persons named above are specifically directed to vote as indicated below in respect of the common shares of the undersigned:


1.   INCREASING NUMBER OF DIRECTORS
     Vote FOR [ ] AGAINST [ ] the ordinary resolution of the Corporation increasing the number of directors of the Corporation to eight.


2.   ELECTION OF DIRECTORS
     Election of the following nominees as directors of the Corporation for the upcoming year:

         G. Warren Armstrong                FOR [ ]         WITHHOLD [ ]
         C. William Daniel                  FOR [ ]         WITHHOLD [ ]
         Patrick D. Downey                  FOR [ ]         WITHHOLD [ ]
         J. Peter Gordon                    FOR [ ]         WITHHOLD [ ]
         Terrence A. Lyons                  FOR [ ]         WITHHOLD [ ]
         Keith C. Hendrick                  FOR [ ]         WITHHOLD [ ]
         Sam J. B. Pollock                  FOR [ ]         WITHHOLD [ ]
         Kenneth G. Stowe                   FOR [ ]         WITHHOLD [ ]


3.   AUDITORS
     Vote FOR [ ] WITHHOLD [ ] vote on the resolution to appoint KPMG LLP, Chartered Accountants, as auditors of the Corporation.


4.   REMUNERATION OF AUDITORS
     Vote FOR [ ] AGAINST [ ] the resolution authorizing the board of directors of the Corporation to fix the auditor's remuneration for the ensuing year.


5.   AMENDMENT TO STOCK OPTION PLAN
     Vote FOR [ ] AGAINST [ ] the ordinary resolution of the Corporation authorizing an amendment to the Corporation's stock option plan (the "Stock Option Plan") to increase the maximum number of shares issuable under the Stock Option Plan to 9,710,752 common shares of the Corporation, as described in the Information Circular.


6. Upon any other matter, including amendments to any of the foregoing, as may properly come before the Meeting or any adjournment thereof.

 THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

 DATED:  this         day of                , 2003.
               ------        ---------------



---------------------------------------------------------------------
Signature of Shareholder



---------------------------------------------------------------------
(Please print name here)

(Please advise the Corporation of any change of address)

See Note 4 below and mark this box [ ] if discretionary authority is DENIED.


                             (SEE NOTES ON REVERSE)

                                      NOTES

1. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER, OTHER THAN THE PERSON DESIGNATED IN THIS FORM OF PROXY TO REPRESENT HIM OR HER AT THE MEETING EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED OR BY COMPLETING ANOTHER FORM OF PROXY, IN WHICH CASE ONLY THE PERSON SO NAMED MAY VOTE THE SHARES REPRESENTED BY THIS PROXY AT THE MEETING.

2. To be valid, this proxy must be dated and executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under the corporate seal or by a duly authorized officer or attorney of the corporation. Please sign this form of proxy exactly as your securities are registered. If this proxy is executed by an attorney, a copy of the instrument appointing the attorney must accompany this proxy. This proxy ceases to be valid one year from its date. If this form of proxy is not dated in the space provided below, it shall be deemed to be dated on the day on which it was mailed by management of the Corporation.

3. To be effective, forms of proxy must be received by the Corporation's registrar and transfer agent, Computershare Trust Company of Canada, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting (namely, by 10:00 a.m., Toronto time, on May 7, 2003) or any adjournment thereof at which the proxy is to be used. Proxies delivered by regular mail should be addressed to Computershare Trust Company of Canada, 100 University Avenue, Toronto, Ontario M5J 2Y1. Proxies delivered by facsimile must be sent to Computershare Trust Company of Canada, Attention: Proxy Department, at (416) 263-9524 (outside of North America) or toll free 1-866-249-7775 (within North America).

4. If the instructions contained in this form of proxy are certain, the securities represented by this form of proxy will be voted on any poll, and where the person whose proxy is solicited specifies a choice with respect to any matter to be acted on, the securities will be voted on any poll duly called for in accordance with the specifications so made. IF A CHOICE IS NOT SPECIFIED, OTHER THAN FOR THE APPOINTMENT OF THE AUDITORS AND THE ELECTION OF DIRECTORS, THE PROXY WILL BE VOTED ON ANY POLL IN FAVOUR OF SUCH RESOLUTION. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON ANY AMENDMENT OR VARIATION OF MATTERS DESCRIBED IN THE NOTICE OF MEETING ACCOMPANYING THIS FORM OF PROXY AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IF A SHAREHOLDER WISHES TO DENY THE GRANT OF DISCRETIONARY AUTHORITY, THE FORM OF PROXY MUST BE MARKED ACCORDINGLY.

5. This proxy may be revoked by instrument in writing executed by the shareholder who gave this proxy or by his attorney authorized in writing, or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, delivered to the Corporation's registrar and transfer agent, Computershare Trust Company of Canada, at the address given above at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner provided by law.

6. THIS PROXY IS FOR USE AT THE ANNUAL AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF THE CORPORATION TO BE HELD ON MAY 9, 2003 AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

                                       2